Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 21, 2022, with respect to the consolidated financial statements of Colgate Energy Partners III, LLC, incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas

November 8, 2023